Exhibit 99.1

Media Relations Contact:
Brian Ziel (831.439.5429)
brian.ziel@seagate.com

Investor Relations Contact:
Rod Cooper (831.439.2371)
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY ANNOUNCES OFFERING OF $600 MILLION

OF SENIOR UNSECURED NOTES

SCOTTS VALLEY, CA — May 4, 2011 — Seagate Technology plc (NASDAQ: STX) today announced that it intends, subject to market and other conditions, to offer up to $600 million aggregate principal amount of senior notes due 2021 (the “Notes”) in a private placement. The Notes are expected to be issued by Seagate HDD Cayman, an indirect wholly-owned subsidiary of Seagate Technology plc, and guaranteed by Seagate Technology plc.

Seagate intends to use the net proceeds from the offering of the Notes for general corporate purposes, which may include, but are not limited to, the repayment, redemption and/or repurchase of a portion of its outstanding indebtedness, capital expenditures and investments in its business.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the Notes nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful.  The Notes to be offered have not been and will not be registered under the Securities Act, or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. These forward-looking statements include, but are not limited to, statements related to the proposed offering of the Notes and the anticipated use of proceeds therefrom. These forward-looking statements are based on information available to the Company as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the Company’s control. In particular, global economic conditions may pose a risk to our operating and financial performance as consumers and businesses may defer purchases in response to uncertain financial conditions. Such risks and uncertainties also include, but are not limited to, the impact of the variable demand; the possible impact of natural disasters, such as were recently experienced in Japan, on our sources of supply or on end demand for our products; dependence on our ability to successfully qualify, manufacture and sell our disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly our new disk drive products with lower cost structures; the risk that our recently announced transaction with Samsung Electronics Co., Ltd. will not be consummated and the risk that we will incur significant costs in connection with the transaction; the impact of competitive product announcements and our ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Quarterly Reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 3, 2010, February 3, 2011 and May 3, 2011, our Annual Report on Form 10-K as filed with the SEC on August 20, 2010 and Amendment No. 1 to our Annual Report on Form 10-K as filed with the SEC on October 6, 2010, respectively, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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